UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2006

Echo Healthcare Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
(State or other jurisdiction of	(Commission File	(I.R.S. Employer Identification
incorporation)	Number)	No.)

8000 Towers Crescent Drive, Suite 1300
Vienna, Virginia, 22182
(Address of principal executive offices)

(703) 448-7688
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 8.01  Other Events.

Echo Healthcare Acquisition Corp. (the “Company”) has issued two press releases, copies of which are furnished as exhibits to this Form 8-K, announcing that XLNT Veterinary Care, Inc. (“XLNT”), a provider of veterinary primary care services to companion animals through a network of fully-owned veterinary hospitals, acquired four additional veterinary hospitals during the month of October 2006, one additional veterinary hospital during the month of November 2006 and four additional veterinary hospitals during the month of December 2006. The Company also indicated that, as of January 3, 2007, XLNT had executed agreements to acquire six additional veterinary care hospitals, which are expected to close in the first quarter of 2007. The Company previously announced on September 11, 2006 that it entered into a definitive agreement to acquire the privately-held XLNT in a transaction expected to close later in 2007.

Item 9.01  Financial Statements and Exhibits.

d) Exhibits

Exhibit 99.1  Press Release, dated November 8, 2006.

Exhibit 99.2  Press Release, dated January 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO HEALTHCARE ACQUISITION CORP. (Registrant)
By:	/s/ Joel Kanter
Joel Kanter President and Secretary

Date: January 11, 2007